SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 26, 2005
EnPro Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-31225	01-0573945

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

(Address of Principal Executive Offices) (Zip Code)
(704) 731-1500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former name or former address, if changed from last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 26, 2005, pursuant to a purchase agreement dated as of October 21, 2005 between us and certain initial purchasers (the “Initial Purchasers”), we issued $172,500,000 aggregate principal amount of our 3.9375% Convertible Senior Debentures due 2015 (the “Debentures”) governed by an Indenture (the “Indenture”) dated October 26, 2005 between us and Wachovia Bank, National Association, as trustee (the “Trustee”). In connection with the issuance of the Debentures, we entered into a Resale Registration Rights Agreement (the “Registration Rights Agreement”) dated October 26, 2005 providing for our obligation to register the resale of the Debentures, and shares of our common stock issued upon conversion of the Debentures, under the Securities Act of 1933, as amended (the “Securities Act”). The following description of the Indenture and Registration Rights Agreement is qualified in its entirety by the terms of the Indenture and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.
     The Debentures bear interest at an annual rate of 3.9375%. We will pay interest on the Debentures on April 15 and October 15 of each year, beginning April 15, 2006. The Debentures will mature on October 15, 2015 unless earlier converted or repurchased by us. The Debentures are our direct, unsecured and unsubordinated obligations and rank equal in priority with all of our existing and future unsecured and unsubordinated indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. The Debentures effectively rank junior to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.
     Holders may convert the Debentures into cash and shares of our common stock, if any, at an initial conversion rate of 29.5972 shares of common stock per $1,000 principal amount of Debentures (which is equal to an initial conversion price of approximately $33.79 per share), subject to adjustment, before the close of business on October 15, 2015 (the final maturity date) only under the following circumstances:
•	during any fiscal quarter commencing after December 31, 2005 (and only during such fiscal quarter), if the closing price of our common stock for at least 20 trading days in the 30 consecutive trading-day period ending on the last trading day of the preceding fiscal quarter was 130% or more of the then current conversion price per share of common stock on that 30th trading day;

•	during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per Debenture for each day of such measurement period was less than 98% of the product of the closing price of our common stock and the applicable conversion rate for the Debentures;

•	on or after September 15, 2015;

•	upon the occurrence of specified corporate transactions; or

•	in connection with a transaction or event constituting a “change of control,” as defined.
     In connection with any conversion, we will satisfy our obligation to convert the Debentures (the “conversion obligation”) by delivering to holders in respect of each $1,000 aggregate principal amount of Debentures being converted a “Settlement Amount” consisting of (1) cash equal to the lesser of $1,000 and the Conversion Value, and (2) to the extent the Conversion Value exceeds $1,000, a number of shares equal to the sum of, for each day of the Cash Settlement Period (defined below), (A) 5% of the difference between (i) the product of the conversion rate (plus any additional shares as an adjustment upon a change of control) and the closing price of our common stock for such date and (ii) $1,000, divided by (B) the closing price of our common stock for such day. “Conversion Value” means the product of (1) the conversion rate in effect (plus any additional shares as an adjustment upon a change of control) and (2) the average of the closing prices of our common stock for the 20 consecutive trading days beginning on the second trading day after the conversion date for those Debentures (the “Cash Settlement Period”). The conversion rate is subject to adjustment upon the occurrence of certain events listed in the Indenture, including a change of control.
     If a change of control occurs, holders of the Debentures will have the right to require us to repurchase for cash all of the Debentures, or any portion of those Debentures that is equal to $1,000 in principal amount or integral multiples thereof, at a purchase price (the ‘‘change of control purchase price’’) equal to the principal amount of all Debentures we are required to repurchase plus accrued and unpaid interest (and liquidated damages, if any, arising from our failure to timely register the resale of the Debentures) on those Debentures to but excluding the change of control purchase date. However, a holder will not have the right to require us to repurchase its Debentures upon a change of control due to a merger, consolidation, share exchange or sale of all or substantially all of our assets if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ rights) consists of shares of common stock traded or to be traded immediately following a change of control on a national securities exchange or the Nasdaq National Market, and, as a result of the transaction or transactions, the Debentures become convertible into that common stock (and any rights attached thereto).
     The indenture does not contain any financial covenants and does not restrict us from paying dividends, incurring additional indebtedness or issuing or repurchasing our other securities. The indenture provides that we may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other things, the resulting, surviving or transferee person and, if the conversion obligation relates to public acquirer common stock that is not issued by such resulting, surviving or transferee person, such public acquirer, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia, such person, if other than us, assumes all our obligations under the Debentures and the indenture; and we or such successor are not then or immediately thereafter in default under the indenture.
     Each of the following constitutes an event of default under the indenture:

•	a default in our obligation to deliver the Settlement Amount upon conversion of the Debentures, together with cash in lieu thereof in respect of any fractional shares, upon conversion of any Debentures and such default continues for a period of 5 business days or more;

•	default in our obligation to repurchase any Debenture at the option of holders upon a change of control;

•	default in our obligation to pay the principal amount of any Debenture at maturity when due and payable;

•	default in our obligation to pay any interest or liquidated damages on any Debenture when due and payable, and continuance of such default for a period of 30 days;

•	our failure to perform or observe any other term, covenant or agreement contained in the Debentures or the indenture for a period of 60 days after written notice of such failure, provided that such notice requiring us to remedy the same shall have been given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures then outstanding;

•	a failure to pay when due at maturity or a default that results in the acceleration of maturity of any indebtedness for borrowed money by us or our designated subsidiaries (but excluding any intercompany debt and security and appeal bonds of our designated subsidiaries) in an aggregate amount of $15,000,000 or more, unless such failure is cured or such acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to us by the Trustee or holders of not less than 25% in aggregate principal amount of the Debentures then outstanding; and

•	certain events of bankruptcy, insolvency or reorganization with respect to us.
     Pursuant to the Registration Rights Agreement, we are obligated, among other things, to use commercially reasonable efforts to cause a registration statement to become effective as promptly as is practicable, but in no event later than 180 days after the issuance of the Debentures, to register under the Securities Act the resale of the Debentures and shares of common stock issued upon conversion of the Debentures and to keep that registration statement effective for a specified period, subject to certain permitted exceptions. If a registration default occurs (other than a registration default relating to a failure to file or have an effective registration statement with respect to the shares of common stock), cash liquidated damages will accrue on the Debentures that are transfer restricted securities, from and including the day following the registration default to but excluding the earlier of (1) the date on which the registration default has been cured and (2) the date the registration statement is no longer required to be kept effective. Liquidated damages will be paid semiannually in arrears on each April 15 and October 15 and will accrue at a rate per year equal to:

•	0.25% of the principal amount of a Debenture to and including the 90th day following such registration default; and

•	0.50% of the principal amount of a Debenture from and after the 91st day following such registration default.
In no event will liquidated damages accrue at a rate per year exceeding 0.50%. In addition, in no event will liquidated damages be payable in connection with a registration default relating to a failure to register the common stock deliverable upon a conversion of the Debentures.
     We intend to use a portion of the net proceeds from the sale of the Debentures, together with available cash, to redeem the outstanding 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures due April 15, 2028 issued by our subsidiary, Coltec Industries Inc. which support the 5 1/4% Convertible Preferred Securities — Term Income Deferred Equity Securities due April 15, 2028 (the “TIDES”). In addition, we applied a portion of the net proceeds from the sale of the Debentures to enter into convertible debenture hedge and warrant transactions, which are expected to reduce potential dilution to our common stock from conversion of the Debentures and to have the effect to us of increasing the conversion price of the Debentures to approximately $46.78. The entry into the convertible hedge and warrant transactions will have the effect of decreasing our total shareholders’ equity by approximately $5.4 million. Total shareholders’ equity is impacted by the net cost of the convertible debenture hedge and warrant transactions, offset by an anticipated tax benefit. Future tax benefits are subject to various risks and uncertainties, including changes in the applicable provisions of the income tax code and regulations thereunder.
Item 3.02 Unregistered Sales of Equity Securities.
     We incorporate by reference the information set forth in Item 1.01 hereof and Item 3.02 of our Current Report on Form 8-K dated October 21, 2005.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits

Exhibit 10.1	Indenture dated as of October 26, 2005 between the Company and Wachovia Bank, National Association, as trustee

Exhibit 10.2	Resale Registration Rights Agreement dated October 26, 2005 between EnPro Industries, Inc. and Banc of America Securities LLC, as representative of the several initial purchasers

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 26, 2005

EnPro Industries, Inc.
By:	/s/ Richard L. Magee
Richard L. Magee, Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Exhibit
Exhibit 10.1	Indenture dated as of October 26, 2005 between the Company and Wachovia Bank, National Association, as trustee

Exhibit 10.2	Resale Registration Rights Agreement dated October 26, 2005 between EnPro Industries, Inc. and Banc of America Securities LLC, as representative of the several initial purchasers